UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31648	74-2806888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 College Boulevard

Leawood, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 327-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 30, 2014, Euronet Worldwide, Inc. (the “Company”) issued a press release announcing the pricing of its offering of $350.0 million aggregate principal amount of convertible senior notes due 2044. The notes are being sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted to the initial purchasers a 13-day option to purchase up to an additional $52.5 million aggregate principal amount of the notes. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The notes and the shares of the Company’s common stock issuable upon conversion thereof, if any, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

Number	Description

99.1	Press Release dated October 30, 2014 issued by Euronet Worldwide, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman Executive Vice President & General Counsel

Date: October 30, 2014

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated October 30, 2014 issued by Euronet Worldwide, Inc.